                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                               STATE OF
NAME OF SUBSIDIARIES*                                       INCORPORATION
---------------------                                       -------------

Koger Real Estate Services, Inc.                               Florida

Southeast Properties Holding Corporation, Inc.                 Florida



*   These subsidiaries are wholly owned by Koger Equity, Inc.